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                                                                   EXHIBIT 10.26


                              ENERGY PARTNERS, LTD.

                           2000 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
















                         DATED AS OF SEPTEMBER 12, 2000


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                                                                   EXHIBIT 10.26


                              ENERGY PARTNERS, LTD.

                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                               ARTICLE I PURPOSES

          The purposes of the Energy Partners, Ltd. 2000 Stock Option Plan for Non-Employee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable non-employee directors of Energy Partners, Ltd. (the "Company") and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress.

                     ARTICLE II SHARES SUBJECT TO THE PLAN

          Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for which options may be granted under the Plan is 250,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Company and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                     ARTICLE III ADMINISTRATION OF THE PLAN

          The administrator of the Plan (the "Plan Administrator") shall be the Compensation Committee of the Board of Directors of the Company (the "Board") or such other Board committee as may be designated by the Board to administer the Plan. Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt, amend and rescind such rules and regulations for the administration of the Plan as it may deem desirable. All determinations made by the Plan Administrator in connection with the Plan and any options granted thereunder shall be final and binding upon all optionees and their successors in interest. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.


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                      ARTICLE IV PARTICIPATION IN THE PLAN

          Each member of the Board elected or appointed who is not otherwise an employee of the Company or any subsidiary (an "Eligible Director") shall receive the following option grants under the Plan:

1.   INITIAL GRANTS

          Subject to Article VIII, an initial grant (an "Initial Grant") of an option to purchase 4,000 Shares shall automatically be granted to each person who is an Eligible Director on the date of closing of the Company's initial public offering. In addition, an "Initial Grant" of an option to purchase 2,000 Shares shall automatically be granted to each person who first becomes an Eligible Director after such date, upon the earlier of the Eligible Director's initial election or appointment as a director of the Company.

          Each Initial Grant shall be fully vested and immediately exercisable upon grant.

2.   ADDITIONAL GRANTS

          Commencing with the annual meeting of stockholders of the Company as specified in the Company's By-Laws (the "Annual Meeting") in 2001, each person who is an Eligible Director on the date of each Annual Meeting (other than a person receiving an Initial Grant at that time) shall automatically receive an additional grant (an "Additional Grant") of an option to purchase 4,000 Shares immediately following that Annual Meeting.

          Additional Grants shall be fully vested and immediately exercisable upon grant.

                             ARTICLE V OPTION TERMS

          Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1.   OPTION AGREEMENT

          Each option granted under the Plan shall be evidenced by an option agreement (the "Option Agreement") duly executed on behalf of the Company. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Option Agreement may contain such other terms, provisions


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and conditions not inconsistent with the Plan as may be determined by the Plan
Administrator.

2.   OPTION EXERCISE PRICE

          The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall mean the fair market value as determined by such methods and procedures as shall be established from time to time by the Plan Administrator. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Plan Administrator in good faith, such fair market value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that date, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange; provided that options granted in the Initial Grant made on the date of closing of the Company's initial public offering shall be valued at the price at which the Company's shares are sold to the public in the Company's initial public offering.

3.   TIME AND MANNER OF EXERCISE OF OPTION

          Each option may be exercised in whole or in part at any time and from time to time, subject to stockholder approval of the Plan; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

          Any option may be exercised by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, (ii) in shares of Common Stock already owned for at least six (6) months by the person exercising the option, valued at fair market value (as defined in Section 2) at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.


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4.   TERM OF OPTIONS

          Each option shall expire on the earlier of (i) ten (10) years from the date of the granting thereof, or (ii) thirty-six (36) months after the date the optionee ceases to be a director of the Company for any reason.

5.   TRANSFERABILITY

          During an optionee's lifetime, an option may be exercised only by the optionee. In the event of the death of an optionee prior to the expiration of an option as described in Section 4, such option shall be exercisable after the date of the optionee's death for the balance of the period up to its expiration as described in Section 4, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, except that the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

6.   PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

          Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

7.   LIMITATION AS TO DIRECTORSHIP

          Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or


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implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

8.   REGULATORY APPROVAL AND COMPLIANCE

          The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                         ARTICLE VI CAPITAL ADJUSTMENTS

          In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board may make such adjustments as it deems appropriate in the aggregate number and kind of shares for which options may be granted under the Plan, the number and kind of shares covered by each outstanding option and the exercise price per share thereof.

          In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                        ARTICLE VII EXPENSES OF THE PLAN

          All costs and expenses of the adoption and administration of the Plan shall be borne by the Company; none of such expenses shall be charged to any optionee.

              ARTICLE VIII EFFECTIVE DATE AND DURATION OF THE PLAN

          The Plan shall be dated as of September 12, 2000 and shall be effective upon approval of holders of a majority of the Company's outstanding shares of voting capital stock. Any option granted prior to such approval of the Plan by the Company's stockholders shall be subject to such approval and shall


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be of no force and effect if this Plan is not approved. The Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the terms of any then outstanding options.

                ARTICLE IX TERMINATION AND AMENDMENT OF THE PLAN

          The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment, termination or suspension may impair the rights of an optionee under any option theretofore granted without the optionee's consent.

                            ARTICLE X GOVERNING LAW

          The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Option Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflicts of laws.